Exhibit 3.1

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                    INTERNATIONAL THOROUGHBRED BREEDERS, INC.

     International Thoroughbred Breeders, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the corporation is INTERNATIONAL THOROUGHBRED BREEDERS, INC. ("the Corporation").

     2. The Corporation filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on October 31, 1980. The Corporation subsequently filed a Certificate of Amendment on March 16, 1981, a Certificate of Amendment on July 25, 1983, a Certificate of Amendment on February 20, 1986, a Certificate of Amendment on December 15, 1986, a Certificate of Ownership on January 9, 1987, a Certificate of Amendment on March 12, 1992, a Certificate of Ownership on August 26, 1997, and a Certificate of Designation on January 21, 2000 (together, the "Current Certificate of Incorporation").

     3. This Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation in accordance with Section 245 of the General Corporation Law of the State of Delaware.

     4. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Corporation's Certificate of Incorporation as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

     5. The text of the Current Certificate of Incorporation is hereby restated in its entirety to read as follows:


        FIRST: The name of the corporation is International Thoroughbred Breeders, Inc.

        SECOND: The registered office of the corporation is to be located at 1209 Orange Street Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The name of its registered agent at that address is The Corporation Trust Company.

        THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

        Without limiting in any manner the scope and generality of the foregoing, it is hereby provided that the corporation shall have the following purposes, objects and powers:

        To purchase, own, maintain, breed, foal, lease and sell, at wholesale and at retail, by itself and through subsidiaries, thoroughbred, standardbred and any other types of horses as well as interests in and services of such animals; and to own and operate farms for the purpose of breeding and maintaining such animals.

        To design,  produce,  manufacture,  market and sell at wholesale  and at
        retail,   by  itself  and  through   subsidiaries,   machinery  for  the
        manufacture of and/or products of every nature and description.

        To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the corporation's property and assets, or any interest therein, wherever situated.

        To build, construct, purchase, exchange, lease, hire or otherwise acquire, to hold, own, use, occupy, operate, improve, alter, maintain, develop, repair, mortgage, sell, exchange, divide, lease and otherwise encumber and to dispose of, and to deal and trade in any and all buildings, structures, factories, homes, mobile and modular buildings and parks and interests therein and make improvements of every kind and description, and to let offices, stores, shops, apartments, homes, factories, or other space therein; to procure permits or licenses from municipal or other authorities for the erection, maintenance, and letting of buildings of every kind and description whatsoever located and to do and perform every act required or permitted by law to be done or performed in the erection, maintenance and operation of such buildings, and generally to engage in the business of real estate, both with respect to any property owned by the corporation and with respect to any other real estate.

        To purchase, obtain by contract or concession or otherwise acquire, take, hold, own, develop, explore, exploit, improve, operate, lease, enjoy, control, manage or otherwise turn to account, mortgage, pledge, create liens upon, grant, sell, exchange, deal in, convey or otherwise dispose of, any and all natural resources, lands, real estate, leases, concessions, licenses, privileges, grants, rights, land patents, deposits, wells, mines, quarries, locations, claims, easements, leaseholds, tenements, hereditaments and interests of every description and nature wheresoever located.

        To own, operate, conduct and manage as principal or agent and generally to carry on the business of operating apartment houses, hotels, motels, inns, camps, resorts, theatres, amusements of all kinds, restaurants, cafes, taverns, purveyors and caterers for public and private consumption; owners and operators of garages and parking spaces for the parking, sale, storing and repair of all kinds of vehicles, including motor vehicles and dealers in supplies, accessories therefore.

        To act as agent, broker, or attorney in fact, for others in purchasing, selling, leasing and otherwise dealing in and with real property, or any interest therein; to negotiate and consummate contracts and agreements for the purpose of purchasing, acquiring, owning, using, improving, selling, conveying, mortgaging, pledging, leasing, exchanging and transferring real property, buildings, improvements, and any interests therein; to act as agent for others in the loaning and borrowing of money, secured by real and personal property: to engage in and carry on a general real estate agency and brokerage business, and to engage in and carry on a mortgage brokerage business.

        To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wages and merchandise and personal property of every class and description.

        To purchase, manufacture, produce, assemble, receive, lease or in any manner acquire, hold, own, use, operate, install, maintain, service, repair, process, alter, improve, import, export, sell, lease, assign, transfer and generally to trade and deal in and with raw materials, natural or manufactured articles or products, machinery, equipment, devices, systems, parts, supplies, apparatus, goods, wares, merchandise and personal property or every kind, nature or description, tangible or intangible, used or capable of being used for any purpose whatsoever; and to engage and participate in any mercantile, manufacturing or trading business of any kind or character.

        To improve, manage, develop, sell, assign, transfer, lease, mortgage, pledge or otherwise dispose of or turn to account or deal with all or any part of the property of the corporation and from time to time to vary any investment or employment of capital of the corporation.

        To acquire, by purchase or otherwise, turn to account, license the use of, assign and deal with copyrights and intellectual and art properties, importing, exporting, franchising, marketing, distributing, making, manufacturing and generally dealing in or with respect to, any and all kinds of written or oral matter, personal property and in any and all equipment, machinery, plants, facilities, supplies and properties (whether real, personal or mixed, improved or unimproved) in connection with the foregoing.

        To any extent now or hereafter authorized by law to conduct, manage and carry on the business of rendering consulting and other general services to all persons, firms, partnerships or corporations, associations and institutions and to carry on said business in all of its respective branches.

        To  acquire  or  issue   franchises   to  own,   operate   and   conduct
        establishments performing all manner of services, including the preparation or furnishing of food and personal property, and services, and to provide and furnish financial assistance in connection with such franchise.

        To apply for, obtain, register and purchase, lease, franchise or otherwise to acquire and to hold, own, use, develop, operate and introduce and to sell, assign, franchise, grant licenses or territorial rights in respect to, or otherwise to turn to account or dispose of, any copyrights, trademarks, trade names, brands, labels, patent rights, letters patent of the United States or of any other country or government, inventions, improvements and processes, whether used in connection with or secured under letters patent or otherwise.

        To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.

        To acquire by purchase, subscription or otherwise, and to hold for investment or otherwise and to use, sell, assign, transfer, mortgage, pledge or otherwise deal with or dispose of stocks, bonds or any other obligations or securities of any corporation or corporations; to merge or consolidate with any corporation in such manner as may be permitted by law; to aid in any manner any corporation whose stocks, bonds or other obligations are held or in any manner guaranteed by this corporation, or in which this corporation is in any way interested; and to do any other acts or things for the presentation, protection, improvement or enhancement of the value of any such stock, bonds or other obligations; and while owner of any such stock, bonds or other obligations to exercise all the rights, powers and privileges of ownership thereof, and to exercise any and all voting powers thereon; and to guarantee the payment of dividends upon any stock, the principal or interest or both, of any bonds or other obligations and the performance of any contracts.

        To act as agent or representative of corporations, firms and individuals and as such to develop and extend the business interests of firms, corporations and individuals.

        To provide services of every kind for business, commercial, financial, manufacturing, amusement, entertainment and home use.

        To carry on a general investment and management advisory business relating to investments and the operation of business, plants, properties, real and personal property of every kind, in the United States and foreign countries, subject to the applicable laws thereof.

        To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

        To borrow money, and to make and issue notes, bonds, debentures, obligations and evidences of indebtedness of all kinds, whether secured by mortgage, pledge, or otherwise, without limit as to amount, and to secure the same by mortgage, pledge or otherwise; and generally to make and perform agreements and contracts of every kind and description, including contracts of guaranty and suretyship.

        To lend money for its corporate purposes, invest and reinvest its funds, and take, hold and deal with real and personal property as security for the payment of funds so loaned or invested.

        To promote, finance and assist financially or otherwise, whether by loan, subsidy or otherwise, any firm, corporation, company, association, syndicate or other entity in whose business affairs this corporation shall have any interest, and in connection therewith and to the extent permitted by law, to guarantee the performance of any undertaking or obligation or the payment of dividends on stock.

        To borrow or raise moneys for any of the purposes of the corporation and from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills and exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereof by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

        To participate with others in any corporation, partnership, limited partnership, joint venture, or other association of any kind, or in any transaction, undertaking or arrangement which the participating corporation would have power to conduct by itself, whether or not such participation involves sharing or delegation of control with or to others; and to be an incorporator, promoter or manager of other corporations of any type or kind.

        To pay pensions and establish and carry out pension, profit sharing, stock options, stock purchase, stock bonus, retirement, benefit, incentive and commission plans, trusts and provisions for any or all of its Directors, officers and employees, and for any or all of the Directors, officers and employees of its subsidiaries; and to provide insurance for its benefit on the life of any its Directors, officers or employees, or on the life of any stockholders for the purpose of acquiring at his death shares of its stock owned by such stockholder.

        The business or purpose of the corporation is from time to time to do any one or more of the acts and things hereinabove set forth, and it shall have power to conduct and carry on its said business, or any part thereof, and to have one of more offices, and to exercise any or all of its corporate powers and rights, in the State of Delaware, and in the various other states, territories, colonies and dependencies of the United States, in the District of Columbia, and in all or any foreign countries.

        The enumeration herein of the objects and purposes of the corporation shall be construed as powers as well as objects and purposes and shall not be deemed to exclude by inference any powers, objects or purposes which the corporation is empowered to exercise, whether expressly by force of the laws of the State of Delaware now or hereafter in effect, or impliedly by the reasonable construction of the said laws.

        The business and purposes specified in the foregoing clauses shall expect where otherwise expressed, be in no way limited or restricted by reference to, or inference from, the terms of any other clause in this certificate of incorporation, but the business and purposes specified in each of the foregoing clauses of this article shall be regarded as independent business purposes.

        FOURTH: The aggregate number of shares which the corporation is authorized to issue is Twenty Six Million (26,000,000), to consist of Five Hundred Thousand (500,000) shares of Preferred Stock having a par value of $10 per share, Five Hundred Thousand (500,000) shares of Series A Convertible Preferred Stock having a par value of $100 per share, and Twenty Five Million (25,000,000) shares of Common Stock having a par value of $2.00 per share.

        The designations, preferences, privileges and voting powers of each class of stock of the corporation and the restrictions and qualifications thereof shall be as follows:

               A. PREFERRED STOCK

               (1) Preferred Stock may be issued from time to time in one or more series, each of such series to have such designations, relative rights, preferences and limitations as are stated and expressed in this Article and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided.

               (2) Authority is hereby expressly granted to the Board of Directors, subject to the provisions of this Article, to establish and designate one or more series of Preferred Stock and to fix the variations in the relative rights, preferences and limitations of each series, including without limitation:

              (a) The number of shares to constitute such series and the distinctive designations thereof;

              (b) The dividend rate to which such shares shall be entitled and the restrictions, limitations and conditions upon the payment of such dividends, whether dividends shall be cumulative, the date or dates from which dividends (if cumulative) shall accumulate and the dates on which dividends (if declared) shall be payable;

              (c) Whether or not the shares of such series shall be redeemable and, if so, the terms, limitations and restrictions with respect to such redemption, including without limitation the manner of selecting shares for redemption if less than all shares are to be redeemed, and the amount, if any, in addition to any accrued dividends thereon, which the holders of shares of such series shall be entitled to receive upon the redemption thereof, which amount may vary at different redemption dates and may be different with respect to shares redeemed through the operation of any purchase, retirement or sinking fund and with respect to shares otherwise redeemed;

              (d) The amount in addition to any accrued dividends thereon which the holders of shares of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of the corporation, which amount may vary at different dates and may vary depending on whether such liquidation, dissolution or winding up is voluntary or involuntary;

              (e) Whether or not the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund and, if so, the terms, limitations and restrictions with respect thereto, including without limitation whether such purchase, retirement or sinking fund shall be cumulative or non- cumulative, the extent to and the manner in which such fund shall be applied to the purchase, retirement or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

              (f) Whether or not the shares of such series shall have conversion privileges and, if so, prices or rates of conversion and the method, if any, of adjusting the same;

              (g) The voting powers, if any, of such series; and

              (h) Any other relative rights, preferences and limitations thereof as shall not be inconsistent with this Article.

               (3) All shares of any one series of Preferred Stock shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.


               (4) The Board of Directors may provide that dividends on Preferred Stock shall be declared and paid, or set apart for payment, and that the corporation shall not be in default under any obligation to redeem shares of Preferred Stock, before any dividends shall be declared and paid, or set apart for payment, and before any other distributions shall be made, on any class or classes of stock of the corporation ranking, junior to the Preferred Stock (except dividends or other distributions in shares of such junior stock), or before the corporation shall acquire any shares of such junior stock (except in exchange for or out of the proceeds of sale of such junior stock).


               (5) In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the corporation shall be made to or set apart for the holders of shares of any class or classes of stock of the corporation ranking junior to the Preferred Stock, the holders of the shares of each series of the Preferred Stock shall be entitled to receive payment of the amount per share fixed by the Board of Directors for the particular series, plus an amount equal to all dividends accrued thereon to the date of final distribution to such holders; but they shall be entitled to no further payment. For the purposes of this paragraph (5), the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the corporation or a consolidation or merger of the corporation with one or more corporations shall not be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary.


               (6) So long as any of the Preferred Stock is outstanding, the corporation

              (a) will not, without the affirmative vote or written consent of the holders of at least a majority of all the Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by resolution adopted at a meeting called for the purpose, at which the holders of the Preferred Stock, regardless of series, shall vote separately as a class, i) create any other class or classes of stock ranking prior to the Preferred Stock either as to dividends or liquidation, or increase the authorized number of shares of any such other class of stock, or ii) amend, alter or repeal any of the provisions of this Article so as adversely to affect the preferences, rights or powers of the Preferred Stock;

              (b) will not, without the affirmative vote or written consent of the holders of at least a majority of any adversely affected series of the Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by resolution adopted at a meeting called the purpose (the holders of such series of the Preferred Stock consenting or voting, as the case may be, separately as a class), amend, alter or repeal any of the provisions herein or in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series so as adversely to affect the preferences, rights or powers of the Preferred

       Stock of such series, provided, however, that any vote or consent required by clause (ii) of the subparagraph (a) may be given and made effective by the filing of an appropriate amendment of the corporation's Certificate of Incorporation without obtaining the vote or consent of the holders of the Common Stock of the corporation, the right to give such vote or consent being expressly waived by holders of such Common Stock, unless the action to be taken would adversely affect the preferences, rights or powers of the Common Stock; and provided further that any vote or consent required by subparagraph (a) above may be given and made effective by the filing of an appropriate amendment of the corporation's Certificate of Incorporation without obtaining the vote or consent of the holders of any series of the Preferred Stock or the holders of the Common Stock of the corporation, the right to give such vote or consent being expressly waived by all holders of such other series of Preferred Stock and Common Stock, unless the action to be taken would adversely affect the preferences, rights or powers of such other series of Preferred Stock or Common Stock, as the case may be; and

              (c) The term "outstanding" when used in reference to shares of stock, shall mean issued Shares, excluding shares held by the corporation and shares called for redemption, funds for the redemption of which shall have been set aside or deposited in trust.


               (7)  The  shares  of  Preferred   Stock  may  be  issued  by  the
corporation from time to time for such consideration, not less than the par value thereof, as may be fixed from time to time by the Board of Directors.


               B. SERIES A CONVERTIBLE PREFERRED STOCK


               (1) The number of shares of Series A Convertible Preferred Stock which this corporation is authorized to issue is 500,000 shares, each of the par value of $100.

               (2) Holders of the Series A Convertible Preferred Stock are entitled to share on a pro rata basis in cash dividends payable annually on December 15, commencing December 15, 1983, to holders of record on the immediately preceding November 30, out of "net race track earnings" for the year ended the preceding June 30, if any (as hereinafter defined). "Net race track earnings" shall mean the net after tax income for the applicable year of this corporation's subsidiary which owns and operates the Garden State Race Track facility in Cherry Hill, New Jersey, as determined by this corporation's independent certified public accountants, disregarding carry-overs and the effects of consolidation. Net before tax income will be arrived at after deduction of an annual management fee due to this corporation for each year of 1/2 of 1% of the gross betting handle at such track for such year. The applicable percentage of net race track earnings to be distributed to Series A Convertible Preferred Stockholders shall be 50% of such earnings for each year through June 30, 1987, and 25% of such earnings thereafter. Dividends are non-cumulative. In computing net race track earnings or losses for a particular year, no earnings or losses from other years will be carried over.

               (3) Holders of outstanding shares of Series A Convertible Preferred Stock have no voting rights as stockholders of this corporation.


               (4) In the event of any voluntary or involuntary liquidation, dissolution or winding up of this corporation, the holders of the Series A Convertible Preferred Stock shall be entitled to receive $100 per share plus accrued dividends, if any, prior to payment or distribution of its assets by this corporation with respect to its Common Stock or any other class or classes ranking junior to the Series A Convertible Preferred Stock.


               (5) Each share of Series A Convertible Preferred Stock is convertible after issuance at the option of the holder into shares of this corporation's Common Stock initially at the rate of one share of Series A Convertible Preferred Stock for one share of Common Stock until July 31, 1988, and thereafter until July 31, 1993, at the rate of one-half share of Common Stock. In the event a converting Series A Convertible Preferred Stockholder would be entitled to a fractional share of Common Stock upon conversion, no fractional share shall be issued but this corporation shall pay an amount equal to the cash value of such fractional share otherwise issuable.


               (6) This corporation at its option may, on not less than 30 nor more than 60 days prior written notice, redeem outstanding shares of the Series A Convertible Preferred Stock in whole or in part at any time after issuance and prior to July 31, 1988, at a redemption price of $10 per share plus accrued dividends. Holders of shares called for redemption shall have the right to convert such shares up to a date 10 days prior to the effective redemption date.

               (7) So long as any of the Series A Convertible Preferred Stock is outstanding, this corporation

              (a) will not, without the affirmative vote or written consent of the holders of at least a majority of all of the Series A Convertible Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by resolution adopted at a meeting called for the purpose, at which the holders of the Series A Convertible Preferred Stock shall vote separately as a class, i) create any other class or classes of stock ranking prior to the Series A Convertible Preferred Stock either as to dividends or liquidation, or increase the authorized number of shares of any such other class of stock, or ii) amend, alter or repeal any of the provisions of this Article so as adversely to affect the preferences, rights or powers of the Series A Convertible Preferred Stock;

              (b) will not, without the affirmative vote or written consent of the holders of at least a majority of any adversely affected series of the Series A Convertible Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by resolution adopted at a meeting called for the purpose (the holders of such Series A Convertible Preferred Stock consenting or voting, as the case may be, separately as a class), amend, alter or repeal any of the provisions therein or in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series as adversely to affect the preferences, rights or powers of the Series A Convertible Preferred Stock, provided, however, that any vote or consent required by clause (ii) of subparagraph (a) above may be given and made effective by the filing of an appropriate amendment of this corporation's Certificate of Incorporation without obtaining the vote or consent of the holders of the Common Stock of this corporation, the right to give such vote or consent being expressly waived by holders of such Common Stock, unless the action to be taken would adversely affect the preferences, rights or powers of the Common Stock; and provided further that any vote or consent required by subparagraph (a) above may be given and made effective by the filing of an appropriate amendment of this corporation's Certificate of Incorporation without obtaining the vote or consent of the holders of any other series of the Preferred Stock or the holders of the Common Stock of this corporation, the right to give such vote or consent being expressly waived by all holders of such other series of Preferred Stock and Common Stock, unless the action to be taken would adversely affect the preferences, rights or powers of such other series of Preferred Stock or Common Stock, as the case may be; and

              (c) the term "outstanding" when used in reference to shares of stock, shall mean issued Shares, excluding shares held by this corporation and shares called for redemption, funds for the redemption of which shall have been set aside or deposited in trust.

               (8) The shares of Series A Convertible Preferred Stock may be issued by this corporation from time to time for such consideration, not less than the par value thereof, as may be fixed from time to time by the Board of Directors.


               C. COMMON STOCK

               Each share of Common Stock shall have one vote on all matters including the election of directors. In the event of any liquidation, dissolution or winding up of the corporation, the holders of the Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the corporation and subject to the prior rights of the Preferred Stock and the Series A Convertible Preferred Stock, to share ratably in the remaining net assets of the corporation.

        FIFTH: [INTENTIONALLY OMITTED.]

        SIXTH: The corporation is to have perpetual existence.

        SEVENTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

        (1) The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the bylaws. Election of directors need not be by ballot unless the bylaws so provide.

        (2) The Board of Directors shall have power without the assent or vote of the stockholders

                    (a) To make, alter, amend, change, add to or repeal the Bylaws of the corporation, to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

                    (b) To determine from time to time whether, and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders.

        (3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote threat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

        (4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any bylaws from time to time made by the stockholders; provided, however, that no bylaws so made shall invalidate any prior act of the directors which would have been valid if such bylaws had not been made.

        EIGHT: Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the corporation.

        NINTH: The corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

        TENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

        ELEVENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and power conferred herein on stockholders, directors and officers are subject to this reservation.

        TWELVE: No director of the corporation shall have liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director occurring after December 15, 1986 (the date on which the Certificate of Amendment amending the Certificate of Incorporation to include this Article Twelfth was filed with the Secretary of State of Delaware); provided, however, that the foregoing shall not limit or eliminate the liability of a director i) for any breach of the director's duty of loyalty to the corporation or its stockholders, ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, iii) under
Section 174 of the Delaware General Corporation Law or iv) for any transaction from which the director derived an improper personal benefit.


     IN WITNESS WHEREOF, the undersigned International Thoroughbred Breeders, Inc. has caused this Restated Certificate of Incorporation to be signed by Francis W. Murray, its President, on this 24th day of December, 2004.




                                           /s/ Francis W. Murray
                                           -------------------------------
                                           Francis W. Murray